Exhibit 99.4

Foster Wheeler International Corporation
and Subsidiaries

Condensed Consolidated Financial Statements
June 25, 2004

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands of dollars)
(Unaudited)

	June 25, 2004	December 26, 2003

ASSETS
Current Assets:
Cash and cash equivalents	$159,705	$178,050
Accounts and notes receivable:
Trade	188,131	214,968
Other (including $12,100 in 2004 and $18,658 in 2003 with affiliates)	37,956	45,259
Intercompany notes	1,602	564
Contracts in process and inventories	27,791	29,525
Prepaid, deferred and refundable income taxes	19,640	30,033
Prepaid expenses	11,087	7,466

Total current assets	445,912	505,865

Land, buildings and equipment	125,914	124,713
Less accumulated depreciation	98,060	96,094

Net book value	27,854	28,619

Restricted cash	31,553	21,123
Notes and accounts receivable — long-term	4,701	1,654
Intercompany notes receivable — long-term	25,883	25,883
Investment and advances	130,893	117,272
Other assets	9,018	9,537
Deferred income taxes	61,093	56,334

TOTAL ASSETS	$736,907	$766,287

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Current installments on long-term debt	$670	$440
Accounts payable (including $27,379 in 2004 and $49,439 in 2003 with affiliates)	143,110	185,125
Accrued expenses	129,701	123,702
Intercompany notes payable	7,416	7,488
Estimated costs to complete long-term contracts	200,904	257,339
Advance payments by customers	37,128	32,380
Income taxes	33,630	28,962

Total current liabilities	552,559	635,436

Long-term debt less current installments	2,503	983
Intercompany notes payable — long-term	129,283	129,283
Deferred income taxes	6,537	5,438
Pension, postretirement and other employee benefits	90,217	78,210
Other long-term liabilities and minority interest	73,844	74,231
Commitment and contingencies

TOTAL LIABILITIES	854,943	923,581

Shareholder’s Deficit
Common stock, no par value, 1,000 shares authorized, 25 shares issued and outstanding	20	20
Capitalization of intercompany notes	(76,154)	(65,151)
Paid-in capital	2,351	2,351
Retained earnings	146,534	94,023
Accumulated other comprehensive loss	(190,787)	(188,537)

TOTAL SHAREHOLDER’S DEFICIT	(118,036)	(157,294)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$736,907	$766,287

See notes to condensed consolidated financial statements.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME/(LOSS)
(in thousands of dollars)
(Unaudited)

	Six Months Ended

	June 25, 2004	June 27, 2003

Revenues and other income:
Operating revenues (including $2,052 in 2004 and $2,899 in 2003 with affiliates)	$764,518	$853,024
Interest income (including $2,283 in 2004 and $2,185 in 2003 with affiliates)	5,437	4,301
Other income	38,347	15,235

Total revenues and other income	808,302	872,560

Costs and expenses:
Cost of operating revenues (including $20,420 in 2004 and $15,332 in 2003 with affiliates)	677,350	812,672
Selling, general and administrative expenses	50,146	37,838
Other deductions	7,610	9,238
Interest expense (including $2,001 in 2004 and $2,424 in 2003 with affiliates)	2,908	2,715

Total costs and expenses	738,014	862,463

Earnings before income taxes	70,288	10,097
Provision for income taxes	21,366	2,313

Net earnings	48,922	7,784
Other comprehensive income/(loss):
Change in accumulated translation adjustment during the period	(2,250)	(11,002)

Comprehensive income/(loss)	$46,672	$(3,218)

See notes to condensed consolidated financial statements.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of dollars)
  (Unaudited)

	Six Months Ended

	June 25, 2004	June 27, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash (used)/provided by operating activities	$(85)	$34,698

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(9,934)	10,859
Capital expenditures	(931)	(2,723)
Proceeds from sale of Foster Wheeler Energia S.A. (see Note 3)	3,589	—
Proceeds from sale of properties	52	453
Other	—	50

Net cash (used)/provided by investing activities	(7,224)	8,639

CASH FLOWS FROM FINANCING ACTIVITIES
Capitalization of intercompany notes	(11,003)	(2,387)
Dividends paid	—	(200)
Change in notes with affiliates	(99)	(30,812)
Other	(220)	(13,601)

Net cash used by financing activities	(11,322)	(47,000)

Effect of exchange rate changes on cash and cash equivalents	286	6,081

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(18,345)	2,418
Cash and cash equivalents at beginning of period	178,050	155,032

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$159,705	$157,450

See notes to condensed consolidated financial statements.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.	Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

Foster Wheeler International Corporation and Subsidiaries (the “Company”) is a wholly owned subsidiary of Foster Wheeler International Holdings, Inc., which is an indirectly wholly owned subsidiary of Foster Wheeler Ltd. The principal operations of the Company are to design, engineer, and construct petroleum processing facilities (upstream and downstream), chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, and related infrastructure, including power generation and distribution facilities, production terminals and pollution control equipment. The Company operates under one segment primarily outside of the United States with operations in the United Kingdom, Italy, France, Turkey, Spain, Singapore, Thailand, Malaysia, South Africa, and Canada.

The Company has transactions and relationships with Foster Wheeler Ltd. and its affiliates. The financial position, results of operations, and cash flows of the Company have been impacted by these transactions and relationships as discussed in Notes 2, 3, 6 and 11.

2.	Liquidity and Going Concern

The accompanying condensed consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. and the Company may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s and the Company’s ability to continue to operate profitably, to generate cash flows from operations, asset sales and collections of receivables to fund its obligations, including those resulting from asbestos related liabilities, as well as Foster Wheeler Ltd. maintaining credit facilities and bonding capacity adequate to conduct its business. Despite reporting earnings for the six months ended June 25, 2004, Foster Wheeler Ltd. incurred significant operating losses in each of the years in the three-year period ended December 26, 2003 and has a shareholder’s deficit of $856,600 as of June 25, 2004. Foster Wheeler Ltd. has substantial debt obligations including its Senior Credit Facility and, during 2002, it was unable to comply with certain debt covenants under the previous revolving credit agreement. As described in more detail below, Foster Wheeler Ltd. received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, the new Senior Credit Facility was amended to provide for the exclusion of up to $180,000 of gross pretax charges recorded in the third quarter of 2002 and up to an additional $63,000 in pretax charges related to specific contingencies through December 2003, if incurred, for covenant calculation purposes. In March 2003, the Senior Credit Facility was again amended to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants. The credit facilities were also amended in July 2003 to provide waivers of the applicable sections of the Senior Credit Facility to permit the exchange offers described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. There is no assurance that Foster Wheeler Ltd. will be able to comply with the terms of the Senior Credit Facility, as amended, and other debt agreements during 2004.

Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants contained in its Senior Credit Facility through the facility’s maturity in April 2005. In connection with the proposed exchange offer of Foster Wheeler Ltd. discussed below, Foster Wheeler Ltd. intends to seek a new multi-year revolving credit agreement and letter of credit facility. If the Foster Wheeler Ltd. equity for debt exchange offer is not completed, it would be obligated, in April 2005, to repay the $115,900 of term loans and revolving credit borrowings and to replace the letters of credit of $73,100 outstanding under the Senior Credit Facility as of June 25, 2004. Therefore, Foster Wheeler Ltd. needs to successfully complete the equity for debt exchange offer and to finalize the new revolving credit agreement discussed above, or to repay, refinance, or replace the Senior Credit Facility at or prior to its maturity. However, there can be no assurance that the actual financial results will match the forecasts, that Foster Wheeler Ltd. will be able to comply with the covenants, that the equity for debt exchange offer and new revolving credit facility will be completed, or that it will be able to repay, refinance, or replace the Senior Credit Facility at or prior to its maturity.

One of Foster Wheeler Ltd.’s foreign subsidiaries is a party to two Euro-denominated performance bond facilities with financial institutions that contain covenants. The covenants include (i) a limitation on the amount of dividends to 75% of the subsidiary’s annual earnings and (ii) a requirement that the payment of dividends and certain restricted payments be subject to the subsidiary having minimum equity ratios, calculated as equity divided by total assets each as defined in the facilities. In addition, the facilities require the subsidiary to maintain a minimum equity ratio. The covenants are tested quarterly.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

One of the performance bond facilities is dedicated to a specific project and, as of June 25, 2004, had performance bonds outstanding equivalent to approximately $40,000 (none of which has been drawn). The second facility is a general performance bond facility and, as of June 25, 2004, had performance bonds outstanding in favor of several clients equivalent to approximately $12,000 (none of which has been drawn).

As a result of operating losses at the foreign subsidiary during the second quarter of 2004, the equity of Foster Wheeler Ltd.’s subsidiary fell below the minimum equity ratios, breaching the covenants contained in the performance bond facilities. On August 6, 2004 and August 9, 2004 Foster Wheeler Ltd.’s foreign subsidiary obtained waivers from the financial institutions providing the performance bond facilities. The waiver for the project specific performance bond facility requires that the foreign subsidiary make no dividends or other restricted payments, including inter-company loans, debt service on existing inter-company loans, royalties, and management fees, for as long as the foreign subsidiary’s equity remains below the minimum amounts and the performance bonds are outstanding. The waiver for the general performance bond facility is effective through October 31, 2004. After October 31, 2004, Foster Wheeler Ltd.’s subsidiary will be required to be in compliance with the required minimum equity ratio or obtain a further waiver. Foster Wheeler Ltd. plans to negotiate to obtain a further waiver or amendment prior to October 31, 2004. In the event that Foster Wheeler Ltd. is unable to obtain a further waiver or amendment, it will pursue a replacement for this bonding facility. In addition, the subsidiary has sufficient cash on hand to collateralize the obligations supported by the performance bonds in the event it is unable to obtain a waiver or an alternative bonding facility. Therefore, Foster Wheeler Ltd.’s management believes this matter will not have an adverse impact on its forecasted liquidity.

The foreign subsidiary’s inability to pay dividends and restricted payments because of its failure to remain in compliance with the minimum equity ratio covenants is reflected in Foster Wheeler Ltd.’s liquidity forecasts.

Foster Wheeler Ltd.’s U.S. operations, which include the corporate functions, are cash flow negative and are expected to continue to incur negative cash flow due to a number of factors including costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, and other expenses related to corporate functions and other corporate overhead.

Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, working capital needs and unused credit line availability. Foster Wheeler Ltd.’s current cash flow forecasts indicate that sufficient cash will be available to fund Foster Wheeler Ltd.’s U.S. and foreign working capital needs through June 2005, provided Foster Wheeler Ltd. successfully completes the equity for debt exchange offer and the new revolving credit agreement. However, there can be no assurance that sufficient cash will be available throughout this period.

As of June 25, 2004, Foster Wheeler Ltd. had aggregate indebtedness of $1,017,000, including $860,000 of corporate debt. To the extent that debt service payments on corporate debt cannot be funded from U.S. operations or from additional financing, such debt service payments on the corporate debt must be funded primarily with distributions from its foreign subsidiaries. As of June 25, 2004, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $404,700, compared to $430,200 as of December 26, 2003. Of the $404,700 total at June 25, 2004, $327,200 was held by foreign subsidiaries. Foster Wheeler Ltd. is sometimes required to cash collateralize bonding or certain bank facilities. The amount of restricted cash at June 25, 2004 was $57,500, of which $53,100 related to the non-U.S. operations.

Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs. Foster Wheeler Ltd.’s current 2004 forecast assumes cash repatriation from its non-U.S. subsidiaries of approximately $76,000 from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends. In the first six months of 2004 and the full year of 2003, Foster Wheeler Ltd. repatriated approximately $43,000 and $100,000, respectively, from its non-U.S. subsidiaries.

There can be no assurance that the forecasted foreign cash repatriation will occur, as there are significant contractual and statutory restrictions on Foster Wheeler Ltd.’s ability to repatriate funds from its non-U.S. subsidiaries.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law, which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in sufficient amounts to fund its U.S. working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

Commercial operations under a domestic contract retained by Foster Wheeler Ltd. in connection with the sales of assets of the Foster Wheeler Environmental Corporation (“Environmental”) commenced in January 2004. The plant processes low-level nuclear waste for the U.S. Department of Energy (“DOE”). Foster Wheeler Ltd. funded the plant’s construction costs and operates the facility. The majority of Foster Wheeler Ltd.’s invested capital was recovered during the early stages of processing the waste materials. This project successfully processed sufficient quantities of material during the first three months of 2004 to recover the capital recovery originally forecasted to be received during the first nine months of 2004. At June 25, 2004, the project generated a year to date net cash flow of approximately $49,000. The net cash flow forecasted for 2004 from this project is now approximately $50,000.

On February 26, 2004, the California Public Utilities Commission approved certain changes to Pacific Gas and Electric Company’s rates. As relevant to Foster Wheeler Ltd.’s subsidiary’s Martinez Project, the E-20T rate has been decreased by approximately 15% retroactive to January 1, 2004, having a negative effect on the subsidiary’s 2004 cash flow and earnings. This rate change has been reflected in Foster Wheeler Ltd.’s liquidity forecast.

On June 11, 2004, Foster Wheeler Ltd. launched its offer to exchange equity for all of the existing $175,000 trust preferred securities, $210,000 Convertible Subordinated Notes (“Convertible Notes”) and $114,100 Subordinated Robbins Exit Funding Obligations (“Robbins Bonds”), and to exchange equity and debt for all of the existing $200,000 Senior Notes (the “Senior Notes”). Foster Wheeler Ltd. eventually concluded that certain of the holders would not participate in the exchange offer unless they were offered a greater portion of the voting equity of Foster Wheeler Ltd. Accordingly, Foster Wheeler Ltd. and certain of its subsidiaries revised the terms of the exchange offer and filed post-effective amendments to the registration statement on July 8, 2004, July 9, 2004 and July 23, 2004. On July 30, 2004, the Securities and Exchange Commission (“SEC”) declared Foster Wheeler Ltd.’s registration statement effective. Foster Wheeler Ltd. is distributing revised offering materials and expects to complete the exchange offer during the third quarter of 2004. Foster Wheeler Ltd. entered into a lock-up agreement in connection with the exchange offer. Foster Wheeler Ltd. has the right to terminate the lock-up agreement if its board of directors determines that doing so is required by their fiduciary duty to Foster Wheeler Ltd., provided that it pays a termination fee of the lesser of (1) 2.5% of the principal amount of securities subject to the lock-up or (2) $10,000, which fee has not been included in the Foster Wheeler Ltd.’s liquidity forecast.

On February 5, 2004, Foster Wheeler Ltd. announced, in support of its restructuring activities, that a number of institutional investors committed to provide $120,000 of new financing due 2011 in a private transaction with Foster Wheeler Ltd. to replace amounts outstanding under the term loan and the revolving credit facility portions of its Senior Credit Facility. This commitment is contingent upon the completion of the proposed exchange offer. Foster Wheeler Ltd. discontinued its previously announced plans to divest one of its European operating units.

The total amount of debt and trust preferred securities subject to the Foster Wheeler Ltd. proposed exchange offer is approximately $700,000. Interest expense incurred on this debt in 2003 totaled approximately $55,000. Foster Wheeler Ltd. anticipates that both total debt and related interest expense would be significantly reduced upon completion of the debt exchange offer. There can be no assurance that Foster Wheeler Ltd. will complete the proposed exchange offer. The failure by Foster Wheeler Ltd. to achieve its cash flow forecast or to complete the exchange offer on acceptable terms would have a material adverse effect on Foster Wheeler Ltd.’s and the Company’s financial condition. These matters raise substantial doubt about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

In August 2002, Foster Wheeler Ltd. finalized a Senior Credit Facility with its lender group. This facility included a $71,000 term loan, a $69,000 revolving credit facility, and a $149,900 letter of credit facility, which expires on April 30, 2005. The Senior Credit Facility is secured by the assets of its domestic subsidiaries, the stock of its domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of its first-tier foreign subsidiaries. The Senior Credit Facility has no scheduled repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retained the first $77,000 of such amounts and also retains a 50% share of the balance. With the sale of the Environmental net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77,000 threshold was exceeded. Accordingly, principal prepayments of $12,300 and $11,800 were made on the term loan in the first six months of 2004 and during the full year of 2003, respectively, as a result of asset sales during those periods.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

The financial covenants in the Senior Credit Facility include a maximum senior leverage ratio and a minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”). Compliance with these covenants is measured quarterly. The EBITDA covenant requires the actual average rolling four quarter EBITDA, as defined in the Senior Credit Facility, to meet minimum EBITDA targets. The senior leverage covenant compares actual average rolling EBITDA, as defined in the Senior Credit Facility, to actual total senior debt. The resultant multiple of debt to EBITDA must be less than maximum amounts specified in the Senior Credit Facility. Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with these covenants until the maturity of the Senior Credit Facility in April 2005.

Amendment No. 1 to the Senior Credit Facility, obtained on November 8, 2002, provides for the exclusion of up to $180,000 of gross pretax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002 for covenant calculation purposes. The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31,000 of the contingency risks was favorably resolved, and additional project reserves were established for $32,000 leaving a contingency balance of $0.

Amendment No. 2 to the Senior Credit Facility, entered into on March 24, 2003, modifies (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, Foster Wheeler Ltd. made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offer described elsewhere in this report, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. The terms of the amendment called for Foster Wheeler Ltd. to pay a fee equal to 5% of the lenders’ credit exposure since it had not made a required prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004. Foster Wheeler Ltd. paid the required fee of $13,600 on March 31, 2004. The annual interest rate on borrowings under the Senior Credit Facility has increased and will continue to increase an additional 0.5% each quarter until Foster Wheeler Ltd. repays $100,000 of indebtedness under the Senior Credit Facility.

Amendment No. 4 to the Senior Credit Facility, entered into on October 30, 2003, modified certain definitions and representations to allow for the maintenance and administration of certain bank accounts of Foster Wheeler Ltd.

Amendment No. 5 to the Senior Credit Facility, entered into on May 14, 2004, amended and waived certain affirmative and negative covenants necessary to permit the exchange offer described elsewhere in this document as well as to allow for a reduction of $25,000 in Foster Wheeler Ltd.’s letter of credit facility. In consideration for the amendments and waivers obtained in this amendment, Foster Wheeler Ltd. is obligated to pay, on November 30, 2004, a fee equal to 1.25% of the lenders’ outstanding letter of credit exposure and a further fee equal to 0.75% of the lenders’ outstanding letter of credit exposure for each additional month thereafter through the expiration date of the Senior Credit Facility of April 2005.

Holders of Foster Wheeler Ltd.’s Senior Notes due November 15, 2005 have a security interest in the stock and debt of certain of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the revolving portion of the Senior Credit Facility. As permitted by the Indenture, the term loan and the obligations under the letter of credit facility (collectively approximating $120,000 as of June 25, 2004) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

Foster Wheeler Ltd. finalized a sale/leaseback arrangement for an office building at its corporate headquarters in the third quarter of 2002. Under this arrangement, Foster Wheeler Ltd. leases the facility for an initial non-cancelable period of 20 years. The proceeds from the sale/leaseback were sufficient to repay the balance outstanding under a previous operating lease arrangement of $33,000 for a second corporate office building. The long-term capital lease obligation of $44,400 as of June 25, 2004 is included in capital lease obligations in Foster Wheeler Ltd’s condensed consolidated statement of financial position. Foster Wheeler Ltd. entered into a binding agreement in the first quarter 2004 to sell a second corporate office building. The sale closed in the second quarter 2004 and generated net cash proceeds of $16,400. Of this amount, 50% was used to prepay amounts outstanding under the term loan portion of the Senior Credit Facility in the second quarter 2004.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

In the third quarter of 2002, Foster Wheeler Ltd. entered into a receivables financing facility that matures on August 15, 2005 and is secured by a portion of certain of Foster Wheeler Ltd.’s domestic trade receivables. The facility operates through the use of a wholly owned, special-purpose subsidiary, Foster Wheeler Funding II LLC (“FW Funding”) as described below. FW Funding is included in the condensed consolidated financial statements of Foster Wheeler Ltd.

FW Funding is a party to a Purchase, Sale and Contribution Agreement (“PSCA”) with six of the Company’s wholly owned domestic subsidiaries. Pursuant to PSCA, FW Funding is obligated to purchase eligible trade receivables, as defined in the PSCA, from these companies and these companies are obligated to contribute as capital their ineligible trade accounts receivable as defined in the PSCA. FW Funding simultaneously entered into a Loan and Security Agreement with Foothill Capital Corporation and Ableco Finance Corporation LLC (“Lenders”). Under this agreement, FW Funding has the ability to borrow up to a maximum of $40,000 using eligible trade accounts receivable as collateral. FW Funding pays 10% interest on all outstanding borrowings. In addition, FW Funding pays a monthly fee on the unused line equal to 0.5% per annum of the maximum available amount less the average daily amount of borrowings during the preceding month. During the second quarter of 2004, Foster Wheeler Ltd. executed an agreement with the Lenders to lower the maximum borrowing availability to $30,000, effective May 28, 2004, thereby reducing future unused commitment fees incurred by FW Funding. The facility is subject to covenant compliance. The financial covenants commenced at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level. Noncompliance with the financial covenants allows the lender to terminate the arrangement and accelerate any amounts then outstanding.

No borrowings were outstanding under this facility as of June 25, 2004 or December 26, 2003. As of June 25, 2004, FW Funding held $64,200 of trade accounts receivable, net of allowances. The borrowing amount available to Foster Wheeler Ltd. under this facility fluctuates daily, but Foster Wheeler Ltd. estimates that approximately $10,000 will be available during 2004. Foster Wheeler Ltd. has agreed to terminate this facility upon completion of the proposed exchange offer.

On January 26, 2004, Foster Wheeler Ltd.’s subsidiaries in the U.K. entered into a two-year revolving credit facility with Saberasu Japan Investments II B.V. in the Netherlands. The facility provides for up to $45,000 of revolving loans. The facility is secured by substantially all of the assets of these subsidiaries and is subject to covenant compliance. Such covenants include a minimum EBITDA level and a loan to EBITDA ratio. As of June 25, 2004, the facility remained undrawn.

Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the junior subordinated debentures underlying the 9.00% Preferred Capital Trust I securities and, as a result, to defer payments on those securities. The aggregate liquidation amount of the trust preferred securities is $175,000. The Senior Credit Facility, as amended, requires Foster Wheeler Ltd. to defer the payment of the dividends on the trust preferred securities and no dividends were paid during the first two quarters of 2004. As of June 25, 2004, the amount of dividends deferred plus accrued interest approximates $47,700.

The Senior Credit Facility, the sale/leaseback arrangement, and the receivables financing arrangement have quarterly debt covenant requirements. Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the debt covenants through April 2005, provided Foster Wheeler Ltd. successfully completes the equity for debt exchange offer. However, there can be no assurance that the actual financial results will match the forecasts or that Foster Wheeler Ltd. will comply with the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Facility, the sale/leaseback arrangement, or receivables financing arrangement, repayment of amounts borrowed under such agreements could be accelerated. Acceleration of these facilities would result in a cross default under the following agreements: the Senior Notes, the Convertible Notes, the trust preferred securities, the Robbins Bonds and certain of the special-purpose project debt facilities, which would allow such debt to be accelerated as well. The total amount of Foster Wheeler Ltd. debt that could be accelerated is $913,700 as of June 25, 2004. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. The debt covenants and the potential payment acceleration requirements raise substantial doubts about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

On November 14, 2003, Foster Wheeler Ltd. was de-listed from the New York Stock Exchange (“NYSE”) because it ceased to meet NYSE continued listing criteria. Foster Wheeler Ltd.’s common stock and 9.00% FW Preferred Capital Trust I securities are quoted and traded on the Over-the-Counter Bulletin Board (“OTCBB”).

Under Bermuda law, the consent of the Bermuda Monetary Authority (“BMA”) is required prior to the transfer by non-residents of Bermuda of a Bermuda company’s shares. Since becoming a Bermuda company, Foster Wheeler Ltd. has relied on an exemption from this rule provided to NYSE-listed companies. Due to Foster Wheeler Ltd. being de-listed, this exemption is no longer available. To address this issue, Foster Wheeler Ltd. obtained the consent of the BMA to transfers between non-residents for so long as its shares continue to be quoted in the Pink Sheets or on the OTCBB. Foster Wheeler Ltd. believes that this consent will continue to be available.

3.	Sale of Investment in Foster Wheeler Energia S.A.

In October 2003, pursuant to the Stock Purchase Agreement (“SPA”) the Company sold its investment in Foster Wheeler Energia S.A., a wholly owned subsidiary of the Company, for proceeds of approximately $30,675. The subsidiary was sold to a wholly owned affiliate of Foster Wheeler Ltd. The sales price approximated the carrying value. The Company has reflected this transaction as a reorganization of companies under common control. Accordingly, the accompanying financial statements have been revised to eliminate the activity of Foster Wheeler Energia S.A. from the consolidated statements of financial position, results of operations and cash flows for all periods presented. In May 2004, pursuant to the SPA, an additional payment of $3,589 was made to the Company. The payment could not be estimated at the time of purchase, and was therefore not accrued. The payment was recorded as a decrease in accumulated deficit in 2004.

4.	Summary of Significant Accounting Policies

The condensed consolidated balance sheet as of June 25, 2004 and the related condensed consolidated statements of operation and comprehensive income/(loss) and of cash flows for the six months ended June 25, 2004 and June 27, 2003, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items except for specific items discussed herein. Interim results are not necessarily indicative of results for a full year.

The condensed consolidated balance sheet as of December 26, 2003 has been derived from the 2003 audited consolidated financial statements. A summary of the Company’s significant accounting policies is presented below. There has been no material change in the accounting policies followed by the Company during 2004.

Principles of Consolidation — The condensed consolidated financial statements have been prepared based on accounting principles generally accepted in the United States of America and include the accounts of Foster Wheeler International Corporation and all significant domestic and foreign subsidiary companies. All significant intercompany transactions and balances have been eliminated.

Reclassification — Certain prior period balances have been reclassified to conform with the current period presentation.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, and contingencies, among others.

Revenue Recognition on Long-term Contracts — Revenues and profits on long-term fixed-price contracts are recorded under the percentage-of-completion method. Progress towards completion is measured using physical completion of individual tasks for all contracts with a value of $5,000 or greater. Progress towards completion of fixed-priced contracts with a value under $5,000 is measured using the cost-to-cost method.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Revenues and profits on cost-reimbursable contracts are recorded as the costs are incurred. The Company includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Company is responsible for the engineering specifications and procurement for such costs.

Contracts in progress are stated at cost increased for profits recorded on the completed efforts or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts. Negative balances are presented as “estimated costs to complete long-term contracts”. The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. In accordance with the accounting and disclosure requirements of the American Institute of Certified Public Accountants (“AICPA”) Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production –Type Contracts” (“SOP 81-1”) and the Accounting Principles Board (“APB”) Opinion No. 20, the Company reviews its contracts monthly. As a result of this process in the second quarter of 2004, about 40 individual projects had final estimated profit revisions exceeding $500. These revisions resulted from events such as earning project incentive bonuses, executing services and purchasing third party material and equipment at costs differing from previously estimated, and the successful testing of completed facilities which in turn eliminates completion and warranty risks. The aggregate dollar value of the accrued contract profit from these estimate changes during the first half of 2004 amounted to a net of $41,600. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Company records claims in accordance with paragraph 65 of SOP 81-1. This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficienci es in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred. Such claims are currently in various stages of negotiation, arbitration and other legal proceedings. As of June 25, 2004 and December 26, 2003, the Company had recorded commercial claims of approximately $500 and $0, respectively.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less. The Company requires a substantial portion of these funds to support their liquidity and working capital needs. Accordingly, these funds may not be readily available for repatriation.

Restricted Cash — Restricted cash at June 25, 2004 consists of approximately $30,900 that was required to collateralize letters of credit and bank guarantees, and approximately $800 of client escrow funds.

Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld might not be received within a one-year period. In conformity with industry practice, however, the full amount of accounts receivable, including such amounts withheld, has been included in current assets. Trade accounts receivable are continually evaluated in accordance with corporate policy. Provisions are established on a project specific basis when there is an issue associated with the client’s ability to make payments or there are circumstances where the client is not making payment due to contractual issues. Customer payment history, within the various markets served and general economic trends are also evaluated when considering the necessity of a provision.

Accounts and Notes Receivable Other — Non-trade accounts and notes receivable consist primarily of receivables from affiliated companies of $12,100 at June 25, 2004 and $18,658 at December 26, 2003, foreign refundable value-added tax and accrued interest receivable.

Land, Buildings and Equipment — Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 50 years for buildings and from 3 to 35 years for equipment. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Investments and Advances — The Company uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate due to lack of controlling financial interest. Investment ownership of less than 20% in affiliates is carried at cost.

Income Taxes — Income tax expense in the Company’s statements of operations has been calculated on a separate company basis for its subsidiaries that file tax returns in their foreign jurisdictions. Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as, operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency — Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at month-end exchange rates and income and expenses and cash flows at monthly weighted-average rates.

The Company enters into foreign exchange contracts in its management of foreign currency exposures related to commercial contracts. Changes in the fair value of derivative contracts that qualify as designated cash flow hedges are deferred until the hedged forecasted transaction affects earnings. Amounts receivable (gains) or payable (losses) under foreign exchange hedges are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under Statement of Financial Accounting Standard (“ SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities.” At June 25, 2004, the Company did not meet the requirements for deferral under SFAS No. 133 and recorded a net loss of $3 for the six months ended June 25, 2004 on derivative instruments. At June 27, 2003, the Company also did not meet the requirements for deferral and recorded a net gain of $662 for the six months ended June 27, 2003.

Contracts in Process and Estimated Costs to Complete Long-term Contracts — In accordance with terms of long-term contracts, amounts recorded in contracts in process and estimated costs to complete long-term contracts may not be realized or paid, respectively, within a one-year period. In conformity with industry practice, however, the full amount of contracts in process and estimated costs to complete long-term contracts have been included in current assets and current liabilities, respectively.

Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average-cost method.

Stock Option Plans — Foster Wheeler Ltd. has fixed option plans which reserve common shares for issuance to executives, key employees, and directors. Employees of the Company participate in these plans. Foster Wheeler Ltd. and the Company have adopted the disclosure-only provision of the SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock Based Compensation – Transition and Disclosure.” Foster Wheeler Ltd. and the Company continue to account for stock options granted to employees and directors using intrinsic value method under APB Opinion No. 25, “Accounting for Stock Issued to Employees.”

	For the six months ended

	June 25, 2004	June 27, 2003

Net earnings — as reported	$48,922	$7,784
Deduct: Total stock-based employee compensation expense determined under fair value based method for awards net of taxes of $0	—	—

Net earnings — pro forma	$48,922	$7,784

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Recent Accounting Developments — In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) 46, “Consolidation of Variable Interest Entities.” This interpretation requires consolidation by business enterprises of variable interest entities which have one or both of the following characteristics:

•	The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; and

•	The equity investors lack one or more of the following essential characteristics of a controlling financial interest: a) the direct or indirect ability to make decisions about the entity’s activities through voting rights or similar rights; b) the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; and c) the right to receive expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. On October 9, 2003, the effective date of FIN 46 for variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003 was deferred until the end of the first interim or annual period ending after March 15, 2004.

The Company adopted the provisions of this interpretation in the first quarter of 2004. The adoption did not result in the consolidation of any previously unconsolidated variable interest entities.

In December 2003, the FASB issued SFAS No. 132R “Employers’ Disclosure about Pensions and Other Postretirement Benefits.” SFAS No. 132R requires the following disclosures: (1) the dates on which plan assets and obligations are measured, (2) segregation of the market values of plan assets into broad asset categories, (3) a narrative description of the investment policy of plan assets, (4) a narrative description for the basis for the development of the expected long-term rate of return of plan assets, (5) expected cash contributions to be made to the plans over the next fiscal year and (6) expected benefit payments for each of the next ten fiscal years. These changes are effective for fiscal years ending after December 15, 2003, with the exception of (1) expected benefit payments and (2) foreign plans which are delayed until fiscal years ending after June 15, 2004. SFAS No. 132R requires disclosure of two items in interim reports. These interim requirements are the net benefit cost and contribution made during the fiscal year. The Company adopted the disclosure requirements of this standard, including the foreign plans.

5.	Changes in Shareholder’s Deficit

Changes in Shareholder’s deficit for the six months ended June 25, 2004 were as follows:

	Common Stock	Capitalization of Intercompany Notes Receivable	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholder’s Deficit

Balance at December 26, 2003	$20	$(65,151)	$2,351	$94,023	$(188,537)	$(157,294)
Capitalization of intercompany notes		(11,003)				(11,003)
Net earnings				48,922		48,922
Adjustment for Foster Wheeler Energia S.A. (see Note 3)				3,589		3,589
Foreign currency translation adjustment					(2,250)	(2,250)

Balance at June 25, 2004	$20	$(76,154)	$2,351	$146,534	$(190,787)	$(118,036)

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

6.	Investments, Advances and Equity Interests

The Company owns non-controlling equity interests in two energy projects and one waste-to-energy project; all are located in Italy. Two of the projects are each 42% owned while the third is 49% owned by the Company. Following is summarized financial information for the Company’s equity affiliates combined.

	June 25,	December 26,
	2004	2003

Balance Sheet Data:
Current assets	$94,612	$94,525
Other assets (primarily buildings and equipment)	379,630	409,267
Current liabilities	36,528	31,445
Other liabilities (primarily long-term debt)	332,750	385,047

Net assets	$104,964	$87,300

	For the six months ended

	June 25,	June 27,
	2004	2003

Income Statement Data:
Total revenues	$126,360	$101,730
Gross earnings	30,952	25,021
Income before taxes	21,738	15,007
Net earnings	$13,089	$8,262

For the six months ended and as of June 25, 2004, the Company’s share of the net earnings and investment in the equity affiliates totaled $5,608 and $45,118, respectively. The Company has guaranteed certain performance obligations of such projects. The Company’s average contingent obligations under such guarantees for two of the projects are approximately $900 in total. The contingent obligation for the third project is capped at approximately $9,100 over the 12-year life of the project’s financing; to date, no amounts have been paid under this guarantee.

Additionally, at June 25, 2004 the Company holds investments in unconsolidated affiliates of approximately $57,300 carried at cost since the Company does not hold a controlling financial interest. The Company has made advances of approximately $28,500 to its third-party equity investees.

7.	Income Taxes

The difference between the statutory and effective tax rates for the six months ended June 25, 2004 is primarily due to nontaxable income, nondeductible losses and differences in foreign tax rates. The difference between the statutory and effective tax rates for the six months ended June 27, 2003 is primarily due to valuation reserves for nondeductible losses and differences in foreign tax rates. The effective tax rate for the six month period ended June 25, 2004 and June 27, 2003 is 30.4% and 22.9%, respectively. The variance is due to the impact of nontaxable income as well as the changes in the amount of nondeductible losses relative to pretax income, and Federal and State Alternative Minimum Tax from the first six months of 2003 to the first six months of 2004.

8.	Pension Benefits

Components of net periodic pension cost for the six months ended June 25, 2004 and June 27, 2003 are as follows:

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

	Pension Benefits

	2004	2003

Net Periodic Benefit Cost
Service cost	$8,968	$6,294
Interest cost	15,695	13,500
Expected return on plan assets	(16,096)	(11,834)
Amortization of transition asset	37	34
Amortization of prior service cost	813	747
Recognized actuarial loss — other	9,019	9,989

Total SFAS No. 87 net periodic pension cost	$18,436	$18,730

The Company disclosed in its consolidated financial statements for the year ended December 26, 2003, that it expected to contribute $26,664 to its pension plan in the year 2004. As of June 25, 2004, $9,532 of that contribution has been made.

9.	Warranty Reserves

The Company provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

	Six months ended	Six months ended
	June 25, 2004	June 27, 2003

Balance beginning of period	$45,600	$25,600
Accruals	2,600	11,400
Settlements	(9,800)	(1,300)
Adjustments to provisions	(10,400)	(200)

Balance end of period	$28,000	$35,500

10.	Litigation and Uncertainties

In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Additionally, the Company evaluates its non-contract exposures and records accruals as necessary. Based on its knowledge of the facts and circumstances relating to the Company’s liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning estimates used by the Company become known, the Company reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

11.	Related Party Transactions

The Company enters into long-term contracts as a subcontractor and/or performs subcontract work for certain Foster Wheeler affiliates. Included in the condensed consolidated statement of operations and comprehensive income/(loss) for the six months ended June 25, 2004 and June 27, 2003 related to these contracts and intercompany borrowings are the following:

	For the six months ended

	June 25,	June 27,
	2004	2003

Operating revenues	$2,052	$2,899
Cost of operating revenues	9,142	7,820
Interest income	2,283	2,185
Interest expense	2,001	2,424

Costs incurred by Foster Wheeler Ltd. and certain of its affiliates on behalf of the Company are charged to the Company through a management fee. These fees represent management’s estimation of a reasonable allocation of the Company’s share of such costs. These costs, plus royalty fees, are included in costs and expenses and totaled $12,100 and $9,178 for the six months ended June 25, 2004 and June 27, 2003, respectively.

Included in the condensed consolidated balance sheet at June 25, 2004 and December 26, 2003 related to long-term contract activity and intercompany borrowings with Foster Wheeler affiliates are the following:

	At June 25,	At December 26,
	2004	2003

Accounts and notes receivable — other	$12,100	$18,658
Intercompany notes receivable	27,485	26,447
Accounts payable	27,379	49,439
Intercompany notes payable	136,699	136,771

Intercompany notes payable includes $103,400 which bears interest at LIBOR plus .375% and $25,883 which bears interest at an annual rate of 2.0%.

Also reflected in the condensed consolidated balance sheet, due to the uncertainty of collection based on the going concern issues addressed in Note 2, the Company reduced intercompany notes receivable and charged shareholder’s deficit for its notes receivable from U.S. affiliates. The change is reflected in Changes in Shareholder’s Deficit in Note 5 and the condensed consolidated statement of cash flows. The impact on shareholder’s deficit was a reduction of $76,154 and $65,151 at June 25, 2004 and December 26, 2003, respectively.

Additionally, at June 25, 2004 and December 26, 2003 the Company held investments in unconsolidated affiliates of approximately $57,300 and $51,500, respectively, at cost.

All of the related party transactions discussed above are eliminated in the Foster Wheeler Ltd. and Subsidiaries Condensed Consolidated Balance Sheet as of June 25, 2004 and December 26, 2003 and the related Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) and Cash Flows for the six months ended June 25, 2004 and June 27, 2003.

12.	Security Pledged as Collateral

Foster Wheeler LLC issued $200,000 Notes (“Senior Notes”) in the public market, which bear interest at a fixed rate of 6.75% and are due November 15, 2005. Holders of the Senior Notes have a security interest in the stock and debt of Foster Wheeler LLC’s subsidiaries and on facilities owned by Foster Wheeler LLC or its subsidiaries that exceed 1% of consolidated net tangible assets, in each case to the extent such stock, debt and facilities secure obligations under the Senior Credit Facility. This security interest includes the stock and debt of the Company. As permitted by the Indenture, the Term Loan and the obligations under the letter of credit facility (collectively approximating $120,000 at June 25, 2004) have priority to the Senior Notes in these assets while the security interest of the Senior Notes ranks equally and ratably with $69,000 of revolving credit borrowings under the Senior Credit Facility.

FOSTER WHEELER INTERNATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

13.	Sale of Development Rights

In the first and second quarters of 2004, the Company sold the development rights to certain power projects in Europe. The Company recorded gains on the sales of $10,500 and $8,700 in the first and second quarters of 2004, respectively, which were recorded in other income on the condensed consolidated statement of operations and comprehensive income/(loss).